Exhibit 1.1

32,051,283 Shares

Prudential Financial, Inc.

Common Stock

Underwriting Agreement

June 2, 2009

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

  As Representatives of the

  several Underwriters listed

  in Schedule 1 hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Prudential Financial, Inc., a New Jersey corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as representatives (the “Representatives”), an aggregate of 32,051,283 shares (the “Underwritten Securities”) of common stock, par value $0.01 per share (“Stock”), and, at the option of the Representatives acting on behalf of the Underwriters, up to 4,807,692 additional shares of Stock (the “Option Securities”) of the Company (the Underwritten Securities and the Option Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Securities”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined under Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), on Form S-3 (File Nos. 333-157848, 333-157848-01 and 333-157848-02), including a prospectus (the “Base Prospectus”), relating to securities, including the Securities, to be issued from time to time by the Company. Such registration statement, as amended as of its most recent effective date, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, and the term “Prospectus” means the prospectus supplement specifically relating to the Securities, together with the Base Prospectus, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the most recent effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities

Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

The “Time of Sale” means 5:55 p.m. (Eastern time) on June 2, 2009. The “Time of Sale Information” means a Preliminary Prospectus dated June 1, 2009 (including the Base Prospectus) and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information. The final term sheet relating to the Securities in substantially the form of Exhibit 1 to Annex B hereto is referred to herein as the “Final Term Sheet.”

2. Purchase of the Securities by the Underwriters. (i) The Company agrees to issue and sell the Underwritten Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price equal to $37.756875 per share and (ii) in the event and to the extent that the Underwriters shall exercise the option to purchase Option Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (i) of this Section 2, that portion of the number of Option Securities as to which such election or elections shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Securities by a fraction, the numerator of which is the maximum number of Option Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the maximum number of Option Securities that all the Underwriters are entitled to purchase hereunder.

Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 4,807,692 Option Securities, at the purchase price per share set forth in the paragraph immediately above, provided that the purchase price per Option Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised, in whole or in part, at any time and from time to time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are exercising the option and the settlement date, which may be the same date as the Initial Closing Date (as defined below) but shall not be (x) earlier than the Initial Closing Date nor (y) earlier than the third business day after the date of such notice, except as the Company and the Representatives may otherwise agree.

The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(a) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable. It is understood that the several Underwriters propose to initially offer the Securities for sale to the public on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(b) Payment for and delivery of the Underwritten Securities will be made at 10:00 a.m., New York City time, on June 8, 2009, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing and payment for and delivery of the Option Securities will be made at 10:00 a.m., New York City time, on the date specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Securities, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery for the Underwritten Securities is referred to herein as the “Initial Closing Date,” and the time and date for each payment for the Option Securities, if other than the Closing Date, is herein referred to as an “Additional Closing Date.” The Initial Closing Date and any Additional Closing Date are herein referred to collectively as the “Closing Dates” and individually as a “Closing Date.”

(c) Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(d) The Company acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except to the extent that the failure to be so qualified would not have, individually or in the aggregate, a material adverse effect on the business, management, financial position, shareholders’ equity or results of operations (in each case considered on a U.S. generally accepted accounting principles (“GAAP”) basis) of the Company and its subsidiaries, considered as a whole (a “Material Adverse Effect”); and The Prudential Insurance Company of America, a New Jersey stock life insurance company (the “Principal Subsidiary”), has been duly incorporated and is validly existing as a stock life insurance company in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except to the extent that the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect.

(ii) The Securities have been duly and validly authorized by the Company and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform, in all material respects, to the descriptions thereof contained in the Time of Sale Information and the Prospectus; and this Agreement has been duly authorized, executed and delivered by the Company. The issuance of the Securities is not subject to any preemptive or similar rights of any securityholder of the Company.

(iii) The Company has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Time of Sale Information and the Prospectus; and, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are authorized or outstanding.

(iv) No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act (“Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus and Issuer Free Writing Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and each Preliminary Prospectus and Issuer Free Writing Prospectus when taken together with the Preliminary Prospectus, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from any Preliminary Prospectus or Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Representatives specifically for inclusion therein.

(v) The Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Representatives specifically for inclusion therein.

(vi) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made and will not make any offer to sell or solicitation of an offer to buy the Securities that would constitute an “Issuer Free Writing Prospectus” without the prior consent of the Representatives other than the documents listed in Annex B hereto as constituting the Time of Sale Information for which the Company has received such consent. Each such Issuer Free Writing Prospectus complied or complies in all material respects with the Securities Act, and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby).

(vii) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of any Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the trustee under the Trust Indenture Act of 1939, as amended, or (ii) the information contained in or omitted from the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Representatives specifically for inclusion therein.

(viii) The documents incorporated by reference in the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ix) The consolidated financial statements of the Company and its subsidiaries, together with the related schedules, notes and supplemental information, set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, comply in all material respects with the requirements of the Securities Act and the Exchange Act and interpretations thereof, as applicable, and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; such statements and related schedules, notes and supplemental information have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for any normal year-end adjustments and except as described therein.

(x) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the rules and regulations thereunder.

(xi) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designated by the Company’s principal executive officer and principal financial offer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(xii) Since the date of the last audited financial statements included or incorporated by reference in the Time of Sale Information, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xiii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xiv) Other than litigation (none of which is reasonably likely to be material) incidental to the kinds of business conducted by the Company and its subsidiaries, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than as set forth in the Time of Sale Information and the Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than as set forth in the Time of Sale Information and the Prospectus.

(xv) None of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus any loss or interference with its business that is, individually or in the aggregate, material to the Company and its subsidiaries, considered as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of the Company or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus; since the respective dates as of which information is given the Time of Sale Information and the Prospectus, as then amended or supplemented, and prior to the Initial Closing Date, there has not been any material decrease in the capital or surplus of the Company, any material decrease in the capital stock of the Company or any material increase in the consolidated long-term debt of the Company (other than as a result of the sale of (i) Securities, (ii) notes issued pursuant to the Company’s Medium-Term Note program, Retail Medium-Term Note Program, Euro Medium-Term Note Programme or InterNotes® retail note program, (iii) notes issued pursuant to the Commercial Paper Program of either the

Company or Prudential Funding, LLC, (iv) equity securities issued in connection with the Company’s Floating Rate Convertible Senior Notes due 2036, or (v) equity securities issued in connection with the Company’s Floating Rate Convertible Senior Notes due 2037); and, since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, as then amended or supplemented, there has not been any material adverse change, or any development that will involve a prospective material adverse change, in or affecting the business, financial condition or results of operations of the Company and its subsidiaries considered as a whole (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus.

(xvi) Neither the Company nor any of its subsidiaries is in violation of its Amended and Restated Certificate of Incorporation or Amended and Restated By-laws or other organizational documents or instruments.

(xvii) Neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would have, individually or in the aggregate, a Material Adverse Effect.

(xviii) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities and this Agreement and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such conflict, breach, violation or default would not have, individually or in the aggregate, a Material Adverse Effect; nor will any such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or the organizational documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except where such violation (other than with respect to the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company) would not have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental or public regulatory body or authority is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except (i) for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities or Blue Sky laws of any jurisdiction in which the Securities are offered and sold in connection with the purchase and distribution of the Securities by the Underwriters or (ii) where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have, individually or in the aggregate, a Material Adverse Effect.

(xix) As of the date of this Agreement, neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xx) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will not be, an “investment company,” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(xxi) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(xxii) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(xxiii) The statements in the Preliminary Prospectus and the Prospectus under the headings “Description of Our Common Stock” and “Certain United States Tax Consequences to Non-U.S. Holders of Common Stock” fairly summarize the matters therein described.

(xxiv) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities. The Company will pay the required Commission filing fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(b) Delivery of Copies. The Company will deliver, without charge, during the Prospectus Delivery Period (as defined below), as many hard copies and electronic copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, using or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, use or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object; provided that the foregoing requirement shall not apply to any of the Company’s periodic filings with the Commission pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus, as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use promptly its commercially reasonable efforts to obtain the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to any Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) if in the discretion of the Company it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) if in the discretion of the Company or the Representatives it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will endeavor, in cooperation with the Representatives, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders as soon as practicable, but in any event no later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

(i) Clear Market. During the period of 90 days after the date of the Prospectus, neither the Company, nor any of its subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on their behalf, will, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Stock of the Company or any securities convertible into or exercisable or exchangeable for such Stock, or publicly announce an intention to effect any such transaction (other than (1) the offer and sale of Securities pursuant to this Agreement, (2) the grant of awards pursuant to the Company’s employee benefit, employee stock purchase and other similar plans, in each case, as existing on the date hereof (the “Employee Benefit Plans”), (3) the offering, sale, settlement or issuance of Securities pursuant to any award or security issued under or pursuant to an Employee Benefit Plan, (4) the offering, sale, settlement or issuance of Securities pursuant to any warrants, stock options or other convertible securities outstanding as of the date hereof, or (5) the issuance of shares of Stock as consideration for the acquisition by the Company or one of its subsidiaries from a third party of assets or of equity interests of any other entity which entity would, after giving effect to the acquisition of such equity interests, be a subsidiary of the Company; provided that the aggregate number of shares to be issued in acquisitions pursuant to this clause does not exceed 10% of the outstanding Stock of the Company as of the date hereof).

(j) Conflicts with Registration Statement. The Company agrees that each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, and does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, as then amended or supplemented. The Company further agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus, if not amended, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, as then amended or supplemented, or would include any untrue statement of material fact or omit to state any material fact necessary in order to make the statement therein, in light of the circumstances in which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Representatives specifically for inclusion therein.

(k) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(l) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that constitutes or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not made and will not make any offer relating to the Securities that constitutes or would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) required to be filed (i) by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act, other than the information contained in the Final Term Sheet, or (ii) by such Underwriter pursuant to Rule 433(d)(1)(ii) under the Securities Act, in each case without the prior consent of the Company, and that Annex B will include all such free writing prospectuses for which the Underwriters have received such consent.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) It will, pursuant to reasonable procedures developed in good faith, (i) retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act and (ii) file any free writing prospectus used or referred by it as set forth in Rule 433(d)(1)(ii) under the Securities Act.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on any Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of any Closing Date (it being understood that in the case of any Additional Closing Date the representations and warranties in Sections 3(ii) and (xviii) shall be limited to the Option Securities); and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of any Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, there shall not have occurred any downgrading nor shall any notice have been given of (i) downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change with possible negative implications in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

(d) No Material Adverse Change. No event or condition of a type described in Section 3(xv) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officers’ Certificate. The Representatives shall have received on and as of any Closing Date a certificate of any Senior Vice President or any Vice President, and the Treasurer or any Assistant Treasurer of the Company to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date (it being understood that in the case of any Additional Closing Date the representations and warranties in Sections 3(ii) and (xviii) shall be limited to the Option Securities), (ii) since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, as then amended or supplemented, and prior to the Initial Closing Date, there has not been any material change in the stockholders’ equity or long-term debt of the Company (other than as a result of the sale of (x) the Securities, (y) notes issued pursuant to the Company’s Medium-Term Note program or (z) notes issued pursuant to the Commercial Paper Program of either the Company or Prudential Funding, LLC), (iii) since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, as then amended or supplemented, there has not been any Material Adverse Change, or any development which will involve a prospective Material Adverse Change, and (iv) the conditions set forth in paragraphs (a), (c) and (d) above have been satisfied.

(f) Comfort Letters. On the date of this Agreement and on any Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Initial Closing Date shall use a “cut-off” date no more than three business days prior to the Initial Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. The Representatives shall have received the opinion or opinions of corporate counsel for the Company, dated any Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto (it being understood that in the case of any Additional Closing Date, the opinion shall only cover the opinion in paragraphs (2) and (5) and with respect to the Option Securities, the opinions in paragraphs (6) and (9)).

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of (i) the Initial Closing Date an opinion and 10b-5 Statement of Cleary Gottlieb Steen & Hamilton LLP and (ii) any Additional Closing Date, an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) Lock-Up Agreements. The “lock-up” agreements, each substantially in the form of Annex C hereto, between the Representatives and each executive officer (as defined in Rule 16a-1(f) of the Exchange Act) and director of the Company relating to sales and certain dispositions of Stock or certain other securities, dated and delivered to the Representatives on or before the date hereof, shall be in full force and effect on each Closing Date.

(j) Exchange Listing. The Securities to be delivered on the Closing Date or any Additional Closing Date shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and satisfactory evidence thereof shall have been provided to the Representatives.

(k) Additional Documents. On or prior to any Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter against any and all losses, claims, damages and liabilities (and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any action or claim as to which it is entitled to indemnification hereunder as such expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: (i) the names of the Underwriters (A) on the cover pages of the Preliminary Prospectus and the Prospectus and (B) under the heading “Underwriters” in the Preliminary Prospectus and the Prospectus; (ii) the fifth paragraph of text under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus, concerning the terms of the offering by the Underwriters; (iii) the initial public offering price; and (iv) the seventh, eighth and ninth paragraphs of text under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus, concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Underwriters.

(c) Notice and Procedures. Promptly after receipt of notice of the commencement of any action by any person in respect of which indemnification may be sought pursuant to paragraph (a) or (b) above, such person (the “Indemnified Person”), shall, if a claim in respect thereof is to be made against the person against whom such indemnification may be sought under such paragraph (the “Indemnifying Person”), notify the Indemnifying Person in writing of the commencement thereof; but the omission so to notify the Indemnifying Person shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under such paragraph. In case any such action shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person) and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person (or such other release of the Indemnified Person as shall be satisfactory to the Indemnified Person) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law or if the Indemnified Person failed to give the notice required under paragraph (c) above, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to affiliates of the Underwriters and to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Preliminary Prospectus or the Prospectus as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated by the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Initial Closing Date (i) since the date as of which information is given in the Time of Sale Information and the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business; (ii) suspension of trading in securities generally on the New York Stock Exchange, the NYSE Alternext U.S. or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or market; (iii) the suspension of trading of the Company’s securities by the New York Stock Exchange, the Commission, or any other governmental authority; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representatives materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by United States, New York State or New Jersey State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or other relevant jurisdiction; (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representatives has a material adverse effect on the securities markets in the United States, or (vii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the sole judgment of the Representatives, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

10. Defaulting Underwriter. (a) If, on any Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder (the “Defaulted Securities”), the non-defaulting Underwriters may in their discretion arrange for the purchase of the Defaulted Securities by one or more of the non-defaulting Underwriters or any other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of the Defaulted Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase the Defaulted Securities on such terms. If other persons become obligated or agree to purchase the Defaulted Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone such Closing Date, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Defaulted Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Defaulted Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of the Defaulted Securities that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of the Defaulted Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase hereunder) of the Defaulted Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Defaulted Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of such Defaulted Securities that remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing, reproduction, delivery to or at the direction of the Representatives and filing under the Securities Act of the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto); (iii) the costs of reproducing and distributing each of this Agreement, the Securities and any Blue Sky Memorandum; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the qualification of the Securities under the laws of such jurisdictions as the Representatives may designate (including the reasonable fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of any transfer agent or registrar (including related fees and expenses of any counsel to such parties); (viii) if required, all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; (ix) all expenses and application fees related to the listing of the Securities on the New York Stock Exchange; and (x) the transportation and other expenses incurred by or on behalf of the Company representatives (but excluding for the avoidance of doubt such transportation and other expenses incurred by or on behalf of representatives of the Underwriters) in connection with presentations to prospective purchasers of the Securities.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the Indemnified Persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives in care of:

•	Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (facsimile: 212-816-7912), Attention: General Counsel; and

•	Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (facsimile: 212-902-3000), Attention: Registration Department.

Notices to the Company shall be given to it at 751 Broad Street, 23rd Floor, Newark, New Jersey 07102, (facsimile: 973-802-5267); Attention: Yanela Frias, Vice President and Assistant Treasurer.

In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(c) Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e) Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Bernard J. Jacob
Name:	Bernard J. Jacob
Title:	Senior Vice President and Treasurer

Accepted: June     , 2009

Citigroup Global Markets Inc.

By	/s/ Maria G. Hackley
Name:	Maria G. Hackley
Title:	Managing Director

Goldman, Sachs & Co.

By	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

Underwriting Agreement Signature Page

Schedule 1

Underwriter	Total Number of Underwritten Securities to Be Purchased	Number of Option Securities to Be Purchased if Maximum Option Is Exercised
Goldman, Sachs & Co.	12,560,642	1,884,097
Citigroup Global Markets Inc.	12,560,641	1,884,097
J.P. Morgan Securities Inc.	1,607,756	241,163
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,607,756	241,163
Barclays Capital Inc.	928,622	139,293
Deutsche Bank Securities Inc.	928,622	139,293
Morgan Stanley & Co. Incorporated	928,622	139,293
UBS Securities LLC	928,622	139,293
Total	32,051,283	4,807,692

1-1

Annex A

Form of Opinion of Counsel for the Company

                    , 2009

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

  As Representatives of the

  several Underwriters

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

As Vice President and Chief Corporate Finance Counsel of The Prudential Insurance Company of America (“Prudential”), I am familiar with the arrangements whereby Prudential Financial, Inc., a New Jersey corporation (the “Company”), has been authorized to issue and sell 32,051,283 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share, to you and the other Underwriters listed on Schedule 1 of the Underwriting Agreement, dated June 2, 2009 (the “Underwriting Agreement”), among the Company and you, as representatives of the several Underwriters named therein (the “Underwriters”), pursuant to the Underwriting Agreement.

I am also familiar with the Prospectus, dated March 11, 2009, the accompanying Prospectus Supplement for the Securities, dated June 2, 2009 (the “Prospectus Supplement”), and the documents incorporated by reference therein (such Prospectus, Prospectus Supplement and such other documents collectively, the “Prospectus”), included in the Company’s Registration Statement on Form S-3 (File Nos. 333-157848, 333-157848-01 and 333-157848-02) (the “Registration Statement”). Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement.

I have examined or caused to be examined under my direction certificates of public officials, and copies, certified or otherwise identified to my satisfaction, of such corporate documents and records of the Company, and of such other records, certificates, documents and other instruments, as I have deemed relevant and necessary or appropriate as a basis for this opinion. In addition, I have consulted with certain attorneys in the Company’s Law Department and I have relied, to the extent I deemed such reliance proper, upon certificates of officers of the Company with respect to the accuracy of material factual matters that were not independently established.

Based on the foregoing, I am of the opinion that:

1. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; the Preliminary Prospectus was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act on June 1, 2009, and the Prospectus was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act on June 3, 2009; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and, to my knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering of the Securities has been initiated or threatened by the Commission.

2. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New Jersey. The Company has power and authority, corporate and other, to conduct its business as described in the Time of Sale Information and the Prospectus, and to enter into and perform its obligations under the Underwriting Agreement and the Securities.

3. Prudential Holdings, LLC has been duly organized and is an existing limited liability company in good standing under the laws of the State of New Jersey; and Prudential has been duly organized and is an existing stock life insurance company in good standing under the laws of the State of New Jersey.

4. To the extent that each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd. is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, each subsidiary has been duly incorporated and is an existing Japanese kabushiki kaisha in good standing under the laws of Japan.

5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6. The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be duly and validly issued and fully paid and non-assessable. The issuance of the Securities is not subject to any preemptive or similar rights of any securityholder of the Company.

7. I do not know of any litigation or governmental proceeding instituted or threatened against the Company or any of its consolidated subsidiaries that would be required to be described in the Time of Sale Information and the Prospectus, and is not so described; and, to my knowledge, no legal or governmental proceeding is pending or is currently being threatened challenging the offering of the Securities by the Underwriters that would be required to be described in the Time of Sale Information and the Prospectus, and is not so described.

8. No authorization, decree, approval, consent, order registration or qualification of or with any court or governmental authority, agency or official is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of the Underwriting Agreement or the Securities, or in connection with the offering, issuance or sale of the Securities or the consummation of any of the transactions contemplated therein, except such as have been obtained and made under the Securities Act and such as may be required under state securities or “Blue Sky” laws (as to which I express no opinion).

9. The execution and delivery of the Underwriting Agreement, the consummation by the Company of the transactions contemplated therein and the compliance by the Company with its obligations thereunder will not result in a breach of, or default under, any material contract, indenture, mortgage, loan agreement, note, lease or other material agreement or instrument known to me (after due inquiry and investigation) to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Company or any New York, New Jersey or United States federal statute or law or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its properties, except (other than with respect to the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company) to the extent that such breach, default or violation would not have individually or in the aggregate a Material Adverse Effect; provided, however, that, for purposes of this opinion (9), I do not express any opinion with respect to federal and state securities laws, other antifraud laws and fraudulent transfer laws.

10. (A) To my knowledge, each of the Company, and, to the extent that each of the following entities is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, each of Prudential Holdings, LLC and Prudential is registered in all capacities with each federal, state, local or other governmental authority and is registered with, a member of, or a participant in, each self-regulatory organization, in each case, as is necessary to conduct its business as described in or contemplated by the Time of Sale Information and the Prospectus except as set forth in the Time of Sale Information and the Prospectus and except where failure to be so registered would not have, individually or in the aggregate, a Material Adverse Effect; (B) to my knowledge, all such registrations and memberships are in full force and effect and neither the Company nor any of its subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registrations or memberships, except as set forth in the Time of Sale Information and the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect; and (C) to my knowledge, each of the Company and its subsidiaries is in compliance with all applicable laws, rules, regulations, orders, By-Laws and similar requirements in connection with such registrations or memberships, as the case may be, except as set forth in the Time of Sale Information and the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect.

11. To my knowledge, and, to the extent that each of the following entities is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, (A) each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd. is registered with the Japanese Financial Supervisory Authority; (B) such registration is in full force and effect and neither The Gibraltar Life Insurance Company, Ltd. nor The Prudential Life Insurance Company, Ltd. has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registration, except as set forth in the Time of Sale Information and the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect; and (C) each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd. is in compliance with all applicable laws, rules, regulations, orders, By-Laws and similar requirements in connection with such registration, except as set forth in the Time of Sale Information and the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect.

12. The Securities conform in all material respects to the descriptions thereof in the Time of Sale Information and the Prospectus. The statements set forth under the heading “Description of Our Common Stock” in the Preliminary Prospectus and the Prospectus provide a fair summary of such provisions.

13. The Company has the authorized capitalization set forth in the Time of Sale Information and the Prospectus.

In addition, on the basis of my own knowledge and knowledge I have gained from attorneys in the Company’s Law Department, with whom I have consulted for the purpose of preparing the Company’s disclosure documents incorporated by reference in the Registration Statement and the Prospectus, considered in the light of my understanding of the applicable law and experience I have gained through my practice in this field, I confirm to you that (i) the Registration Statement, as of its most recent effective date determined pursuant to Rule 430B(f)(2) under the Securities Act, and the Prospectus, as of the date thereof and as of the Closing Date, appeared or appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (ii) nothing has come to my attention that has caused me to believe that (x) the Registration Statement, as of its most recent effective date determined pursuant to Rule 430B(f)(2) under the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the Time of Sale Information, as amended or supplemented at the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (z) the Prospectus, as of the date thereof and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus are such, however, that (except to the extent expressly set forth in opinion (12)) I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus. Also, I do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Time of Sale Information or the Prospectus, or as to the statement of the eligibility of the trustee under the Trust Indenture Act of 1939, as amended.

As to certain factual matters, I have relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials and other sources believed by me to be responsible; and I have assumed that the Underwriting Agreement has been duly authorized, executed and delivered by the Underwriters and that the signatures on all documents examined by me (or members of the Company’s Law Department) are genuine (assumptions that I have not independently verified).

The opinions expressed herein are limited to the laws of the State of New Jersey, the laws of the State of New York and the federal laws of the United States of America, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I am not a member of the bar of Japan and to the extent the opinions set forth above are affected or controlled by the laws of Japan, I have, with your approval, relied on the opinions of Jonathan S. Malamud, Esq., Corporate Vice President and Chief Legal Officer of each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd., dated the date hereof, copies of which are being delivered to you concurrently herewith. I am delivering this opinion pursuant to Section 6(g) of the Underwriting Agreement, at the request of the Company, and no person other than the Underwriters is entitled to rely hereon.

Very truly yours,

Brian J. Morris

Annex B

Time of Sale Information

Issuer Free Writing Prospectuses

1. The Final Term Sheet captioned “Prudential Financial, Inc. – 32,051,283 Shares of Common Stock – Final Term Sheet, June 2, 2009” issued on June 2, 2009 and attached hereto as Exhibit 1.

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Exhibit 1

Filed Pursuant to Rule 433

Registration Nos. 333-157848

333-157848-01

333-157848-02

Prudential Financial, Inc.

32,051,283 Shares of Common Stock

Final Term Sheet, June 2, 2009

Issuer	Prudential Financial, Inc.

Security	Common Stock, par value $0.01 per share

Symbol/Exchange	PRU (NYSE)

Size	32,051,283 shares

Option to Purchase Additional Shares	4,807,692 shares

Price to Public	$39 per share

Underwriting Discount per Share	$1.243125

Net Proceeds	$1,210,156,286

Trade Date	June 2, 2009

Closing Date	June 8, 2009

CUSIP	744320102

Joint Book-Running Managers	Citigroup Global Markets Inc. Goldman, Sachs & Co.

Senior Co-Managers	J.P. Morgan Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers	Barclays Capital Inc. Deutsche Bank Securities Inc. Morgan Stanley & Co. Incorporated UBS Securities LLC

Other Information	Concurrent with the offering of the Common Stock, we have also conducted a public offering of $250 million aggregate principal amount of 6.20% Medium-Term Notes, Series D, Due January 15, 2015 and $750 million aggregate principal amount of 7.375% Medium-Term Notes, Series D, Due June 15, 2019, in each case pursuant to the Registration Statement on Form S-3 we filed with the Securities and Exchange Commission (“SEC”) on March 11, 2009, the prospectus dated March 11, 2009 included therein, and the prospectus supplement related to our Medium-Term Notes, Series D, dated March 11, 2009. The offering of the 6.20% notes and the 7.375% notes is expected to close on Monday, June 8, 2009 and is subject to customary closing conditions.

Prudential Financial, Inc. has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents Prudential Financial, Inc. has filed with the SEC for more complete information about the issuer and this offering. You should rely on the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents for free by visiting EDGAR on the SEC Web site at

Exh. 1-1

www.sec.gov. Alternatively, copies of the prospectus and the prospectus supplement may be obtained from Goldman, Sachs & Co. by calling toll-free at (866) 471-2526 or Citigroup Global Markets Inc. toll-free at (800) 831-9146.

Exh. 1-2

Annex C

Form of Lock-Up Agreement

Prudential Financial, Inc.

Public Offering of Common Stock

                    , 2009

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

  As Representatives of the

  several Underwriters listed

  in Schedule 1 to the Underwriting Agreement

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Prudential Financial, Inc., a New Jersey corporation (the “Company”), and each of you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the prospectus relating to the offering (the “Lock-Up Period”), other than

(a)	transfers of shares of Common Stock (or stock options exercisable for shares of Common Stock) as a bona fide gift or gifts (including for the avoidance of doubt, as charitable donations) or for estate planning purposes,

(b)	the contribution of Common Stock to a grantor retained annuity trust of which the undersigned is a trustee and the undersigned’s immediate family members (or trusts for their benefit) are the sole beneficiaries,

(c)	dispositions to any immediate family member or any trust or similar entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned,

(d)	distributions of shares of Common Stock to partners, members or stockholders of the undersigned,

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(e)	sales of shares of Common Stock on behalf of the undersigned by the undersigned’s broker sold pursuant to a 10b5-1 trading plan adopted before the date of the Underwriting Agreement,

(f)	sales of shares of Common Stock upon the exercise of options to purchase Common Stock or the vesting, delivery or settlement of restricted shares, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof, in each case pursuant to employee benefit plans and related plans as in effect on the date hereof or awards previously granted by the Company, or

(g)	any other transaction that would not be required to be reported pursuant to Section 16(a) of the Exchange Act as a result of the applicable person no longer being an executive officer or director for Section 16(a) reporting purposes, provided that no filing under Section 16(a) of the Exchange Act shall be voluntarily made during the Lock-Up Period and provided, further, that the undersigned may not, pursuant to this clause (g), directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) of) greater than 100,000 shares of Common Stock.

provided that in the case of any transfer or distribution pursuant to clause (a), (b), (c) or (d), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (a), (b), (c) or (d), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period referred to above).

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of executive officer or director]

[Name and address of executive officer or director]

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